ProUroCare

Proprietary Medical Imaging Technology

Shareholders Meeting

August 10, 2010

ProUroCare

2009 – 2010 Major Accomplishments

- Raised $3.5 in new cash funding, $0.9 in conversions
- Completed FDA clinical study
- Submitted 510(k) to FDA
- Subsequently filed de novo submission
- Strengthened patent position of the company
- Transferred documentation from Artann to Logic
- Began production of ProUroScan system in MPLS
- Recruited physicians for Scientific Advisor Board
- Identified new technology platform opportunities
- Exhibited at 2010 AUA in San Francisco

ProUroCare

Funding Since September 2009

	Net - $millions
New cash funding	
▪ Warrant exchange offers	$1.6
▪ Other warrant exercises	0.5
▪ Debt later converted to equity	0.9
▪ Other debt	0.5
Net new cash	$3.5
Other	
▪ Existing debt converted to equity	$ 0.9

ProUroCare

Warrant Position

	Millions
$1.30 Exercise Price:	
Currently callable	3.6
Callable @ $4.00/share	2.8
Other warrants ($1.88 avg. exercise price)	1.0
Underwriter's warrants ($1.20 cashless exercise)	0.6

ProUroCare

FDA Status of ProUroScan System

- FDA clinical study completed in September 2009
- 510(k) submitted to FDA in November 2009
- FDA response on 510(k) received in March 2010
- NSE letter received from FDA in April 2010
- Meeting at FDA on May 19, 2010
- "De novo" submission filed with FDA on May 21, 2010
  - Benefit: PUC defines specifications for subsequent product reviews @ FDA for similar device platforms
- Current status of FDA submission

ProUroCare

Summary of Current Patent Position

- Purchased 19 U.S. and foreign patents in 2008
- Acquired exclusive rights to new patent applications and all new patents and know how developed by Artann in our field of use (urology)
- Completed freedom to operate assessment on existing patents
- Reviewed existing claims on all current patents identifying new enhancements
- Strengthening pending patents and preparing new applications encompassing these enhancements

ProUroCare

Manufacturing Scale Up at Logic

- Manufacturing documentation transfer from Artann to Logic essentially complete.
- Parts ordered:
  - Off the shelf items: 95% complete
  - All obsolescence issues have been addressed
  - Special PCB orders will be placed in next 10 days
  - Fabricated parts being reviewed at Logic
- Next three PMI units for clinicals expected by September 30.

ProUroCare

Development of GMP/ Documentation System

Allows ProUroCare to become the Registered Manufacturing Site.

Required actions:

- Hire manufacturing and quality people
- Develop documentation system
- Implement quality system at PUC
- Complete Manufacturing documentation
- Transfer 510(k) to ProUroCare

ProUroCare

Scientific Advisory Board

- Contribute to ongoing refinement of the technology
  - Clinical applications
  - System configurations
- Participate in clinical studies including the development of research objectives, protocols and study end points
- Serve as Principal Investigators and authors of scientific journal articles and meeting presentations
- Contribute to the development of training protocols and in-service education programs
- Provide advice on commercialization strategies and sales/marketing programs
- Serve as an advisor on health care trends, unmet clinical needs and new clinical or market opportunities

ProUroCare

SAB Status, 8.09.2010



Dr. Robert Weiss
Robert Woods Johnson Medical Center



Dr. Richard Babayan
Boston University



Dr. Ajay Nehra
The Mayo Clinic



Dr. Robert Stein
The Cleveland Clinic



Dr. H. Ballentine Carter
Johns Hopkins



Dr. Kevin Slawin*
Baylor / Memorial – Hermann
(*confirmatory visit 8/14/10)



Dr. Larry Goldenberg
University of British Columbia



Dr. David Crawford*
University of Colorado
(*confirmatory visit 8/24/10)

Additional Engaged Clinical Resources:



Dr. Peter Scardino
Sloan-Kittering



Dr. Winston Barzell
Sarasota



Dr. Leonard Marks
UCLA



Dr. David Bostwick
Bostwick Laboratories

ProUroCare

Physician Comments From Meetings

"I want to start using this on patients"

- Key opinion leader urologist after demonstration

"There is a lot of great math inside that box"

- Head of biomedical engineering department

"Even a general idea of [an abnormality's] location is better than what we have now"

- Cleveland Clinic urologist

ProUroCare

Scientific Advisory Board

What's next for SAB?

- SAB meeting 9/18/2010 in Chicago
- SAB will define correlations studies and expanded clinical applications for our platform technology
- SAB will serve as training and reference sites
- SAB will validate future market and product strategies and commercial opportunities
- SAB will present at conferences and publish results of clinical studies, building our brand and help further develop the market

ProUroCare

Business Model and Pricing

- Potential sources of revenue
  - Revenue from test and procedure components
  - Revenue from hardware systems and probes
- Patient pay model as interim approach
- Coverage with CPT code
- Medicare coverage position
- Creating new standard of care

ProUroCare Technology Development

System Configurations

- Current cart based system (In review by FDA) - $19,000
- Lower cost cart based system (amendment) - $14,000
- Portable or brief case version of system – Target: <$10,000

Probes/Sensors

- Cost reduction on sensor technology – Target: $1,000 (currently $7,200)

Breakthrough System

- Other electronic based technology with wireless rectal probe - $5,000

Critical Steps to Commercialization of PMI

- Produce minimum of 3 clinical units
- Complete production of new PPS probe
- Formalize approach for billing and data exchange

- Build training programs and materials
- Initiate Study Group clinical series

- Establish quality system at ProUroCare
- Transfer 510(k) from Artann to PUC

- Complete development of portable system